SCHEDULE 14A INFORMATION
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                        DWS RREEF Real Estate Fund, Inc.
                       DWS RREEF Real Estate Fund II, Inc.
              (Name of Registrants as Specified in their Charters)

                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                                SUSAN L. CICIORA
                                 RICHARD I. BARR
                                 JOEL W. LOONEY
                           c/o Stephen C. Miller, Esq.
                          and Joel L. Terwilliger, Esq.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302
                                 (303) 442-2156
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                        1029 West Third Avenue, Suite 510
                               Anchorage, AK 99501

Dear Fellow Stockholders of DWS RREEF Real Estate Fund and DWS RREEF Real Estate Fund II:

The Susan L. Ciciora Trust, Alaska Trust Company, Trustee (the "Trust") is the largest stockholder of DWS RREEF Real Estate Fund, Inc. ("SRQ") and a significant stockholder of DWS RREEF Real Estate Fund II, Inc., both Maryland corporations ("SRO," together with SRQ, the "Funds"). This open letter is written to ask for your support in the Trust's continuing effort to reform the Funds' corporate governance practices and make the Funds' boards of directors more accountable for the benefit of all stockholders. This letter accompanies a proxy statement and a green proxy card for the 2009 annual meeting of stockholders of the Funds (the "Annual Meeting") to be held on a date that remains to be scheduled.


Background

We successfully defeated the ill-fated liquidation proposals by the current boards of directors of SRQ and SRO (the "Boards"). As a fellow stockholder in the Funds, the Trust shares in your economic losses as well as your frustration, anger and disappointment with current management. We have received your phone calls, faxes, emails and letters voicing support for our proposals to replace the Boards and investment managers. Now, we the stockholders must join together again to create better opportunities for our investments going forward.

Defeating the liquidation proposals was only the first step. Now it's time for us to take action to move the Funds in a more positive direction. Soon, the Funds will be required to set the date for the Annual Meeting (last year's meeting was held on June 2, 2008). At the 2009 Annual Meeting, the Trust will seek to elect to the Funds' boards the three nominees for incumbent board positions named in the accompanying proxy statement, each having consented to being named in the proxy statement, and, if elected, to serve as a director. The Trust will also offer a number of proposals described in detail in the accompanying proxy statement. The Trust believes its proposals are beneficial to all the stockholders of the Funds and will set a new and better course for the Funds. Please read the attached proxy statement carefully as we believe it outlines appropriate and necessary changes for the future of our Funds.

First and foremost among the Trust's proposals are that the Funds fire the people who got us into this mess: Deutsche Asset Management, Inc. and RREEF America, LLC and the current Boards. This collection of "talent" LOST 91.6% and 81.9%, respectively, of SRO and SRQ's net asset value in 2008, eclipsing the dismal performance of the S&P 500 (-37%) and winning the dubious distinction of being dead last (SRO) and third from last (SRQ) in the universe of approximately 640 closed-end funds in 2008. It appears they are trying to do it again in 2009, with SRO and SRQ already posting dismal year-to-date NAV returns of -26.8% and -10.24, respectively, for the period ending 4/30/09. SRO is dead last again and SRQ is 601 out of 640.

Previously, the Trust communicated privately with the Boards, asking them to immediately terminate the investment managers (Deutsche Asset Management, Inc. and RREEF America, LLC) and replace members of the Boards. We received NO response other than the slap-in-the-face proposals to liquidate the Funds and adoption of overzealous measures designed to prevent large stockholders, such as the Trust, from voting all their shares and increasing their positions in the Funds. The Boards have a fiduciary duty to stockholders to make a change, as the appalling underperformance of the investment managers, Deutsche Asset Management, Inc. and RREEF America, LLC, clearly demonstrates the need to terminate their advisory roles.

By advocating the termination and liquidation of the Funds, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC to continue as advisers! Every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

It is the duty of the Boards to save what little is left in the Funds and embrace the changes stockholders have supported. During the Fund's campaign to liquidate SRQ, an independent proxy adviser, RiskMetrics Group stated that it believes the Trust, through its affiliation with the Boulder-based advisers, may be able to effectuate change that is "critical to improving the performance of [SRQ], rather than liquidating." We believe the path to improved performance is clear: terminate the investment management agreements with Deutsche Asset Management, Inc. and RREEF America, LLC, hire the Trust's investment managers for SRQ and replace the members of the Boards. Since SRO is very similar to SRQ, we believe that the Trust's proposals for SRQ also make sense for SRO and therefore we have included similar proposals for SRO in this proxy statement.

Why are we making the proposals described in this proxy statement? Because we can do better. As explained in the accompanying proxy statement, we have been down this road before and have the performance to prove it. We concluded that the Boards would not act appropriately unless stockholders send a strong message that they are dissatisfied with the Funds' corporate governance and investment management relationships.

Joint Proposals

This proxy statement contains Joint Proposals for SRQ and SRO. This proxy statement, as well as other proxy materials to be distributed by the Trust, is available free of charge online at www.srqsro.com. We are asking fellow stockholders to consider and vote FOR the following proposals for both SRQ and SRO, all of which are more fully described in the accompanying proxy statement:

     1. A proposal to terminate the Investment Management Agreement between the Funds and Deutsche Asset Management, Inc. ("Proposal 1").

     2. A proposal to terminate the Investment Advisory Agreement between Deutsche Asset Management, Inc. and RREEF America, L.L.C. ("Proposal 2").

     3. A proposal that the following nominees ("Trust Nominees") be elected by the stockholders to the Boards of the Funds, to serve as Class III directors: Susan L. Ciciora, Richard I. Barr, and Joel W. Looney, who each has consented to being named in this proxy and, if elected, to serve as a director ("Proposal 3").

     4. A proposal recommending that the Boards change the name of each of the Funds so that they do not include "DWS" or reference to the DWS family of funds ("Proposal 4").

     5. A proposal recommending that the Boards amend the Funds' respective charters (each, a "Charter") vesting in the stockholders the power to amend or adopt the Funds' bylaws (the "Bylaws") by the affirmative vote of a majority of all votes entitled to be cast on the matter ("Proposal 5").

     6. A proposal recommending that the Boards amend the Charters to set the number of members of each Board to five ("Proposal 6").

     7. A proposal recommending that the Boards amend the Charters to declassify the boards and provide for the annual election of directors ("Proposal 7").

     8. A proposal recommending that the Boards amend the Charters to provide that the secretary of the Fund shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting ("Proposal 8").

     9. A proposal recommending that the Boards amend the Bylaws to reduce the number of directors and declassify the board consistent with the discussion under Proposals 6 and 7 ("Proposal 9").

     10. A proposal recommending that the Boards amend the Bylaws such that authority to amend the Bylaws is not vested solely in the Boards ("Proposal 10").

     11. A proposal recommending that the Boards resolve to negate the applicability of the Maryland Control Share Acquisition Act such that the Trust will no longer be subject thereto ("Proposal 11").

     12. A proposal recommending that the Boards resolve to terminate the rights agreements dated April 9, 2009, whereby future purchases of the Funds' shares by the Trust will trigger a dilutive rights dividend specifically targeted to dilute only the Trust ("Proposal 12").

     13. A proposal recommending that the Boards resolve to negate the applicability of the Maryland Unsolicited Takeovers Act (Proposal 13").

The Trust and Trust Nominees who are Participants in this proxy solicitation will propose a resolution to the stockholders of the Funds whereby the stockholders recommend and request that the Boards of the Funds promptly initiate and complete the necessary and appropriate processes to implement each of the above proposals. The Boards have fixed ___________________ as the record date (the "Record Date") for the determination of stockholders of the respective Funds entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. Only holders of record of the Funds' voting securities as of the close of business on the Record Date are entitled to notice of, and to attend and vote at the annual meeting and any postponements thereof. Our proxy solicitation advocates several additional initiatives that we believe will lead to better management of the Funds. These initiatives do not involve matters that require a stockholder vote because the right to take the necessary action is vested in the Boards. Consequently, the effect of an affirmative vote on these initiatives is a non-binding expression of dissatisfaction with the current corporate governance structure and performance of the Funds.

                         THE TRUST URGES YOU TO VOTE FOR
   EACH OF THE TRUST NOMINEES AND TO VOTE FOR EACH OF THE PROPOSALS CONTAINED
                            IN THIS PROXY STATEMENT

You have received a GREEN proxy card representing your votes for shares owned in either, or both, of SRQ and SRO. Sign, date, and return the enclosed GREEN proxy card(s) in the postage-paid envelope that is provided. If you received two GREEN proxy cards, be sure to sign, date, and return both GREEN proxy cards.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE FUNDS. IF YOU HAVE ALREADY SIGNED ANY PROXY CARD SENT TO YOU BY THE FUNDS YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GREEN PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, EXECUTING A VOTE VIA TOUCHTONE TELEPHONE OR THROUGH THE INTERNET IF APPLICABLE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. YOU MAY REVOKE A GREEN PROXY CARD BY DELIVERING A LATER DATED WHITE PROXY CARD TO THE APPLICABLE FUND.

The Trust and the Trust Nominees have no interest in the Funds other than through the beneficial ownership if any of shares of stock in the Funds as disclosed herein. I urge you to visit www.srqsro.com to get more information regarding the Trust's proposals, as well as gain access to other information from third-party sources.



Best wishes from a fellow stockholder,



Stewart R. Horejsi

Representative for the Susan L. Ciciora Trust

                                   IMPORTANT!

o Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed GREEN proxy card(s).

o Please vote each GREEN proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

o Even if you have sent a white proxy card voting for the Board's recommendations, you have every legal right to change your vote. You may revoke that proxy, and vote FOR the Trust's proposals by signing, dating and mailing the enclosed GREEN proxy card(s) in the enclosed envelope.

o If your shares are registered in your own name, please sign, date and mail the enclosed GREEN proxy card(s) in the postage-paid envelope provided today.

o If your shares are held in the name of a brokerage firm or bank nominee, please sign, date and mail the enclosed GREEN instruction form in the postage-paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.





       If you have any questions on how to vote your shares, please call:

                                MORROW & CO., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088

   QUESTIONS & ANSWERS REGARDING THE ANNUAL MEETING AND THE TRUST'S PROPOSALS

Question 1: Why is the Trust making these Stockholder Proposals?

Answer: The Susan L. Ciciora Trust (the "Trust") is the largest stockholder of DWS RREEF Real Estate Fund, Inc. ("SRQ") and a significant stockholder of DWS RREEF Real Estate Fund II, Inc. ("SRO," together with SRQ, the "Funds"). The Trust wants to fire the people who got us into this mess, namely Deutsche Asset Management, Inc. and RREEF America, LLC and the current boards of directors, whose investment management and oversight has produced appalling losses. This collection of "talent" LOST 91.6% and 81.9%, respectively, of SRO and SRQ's net asset value in 2008, eclipsing the dismal performance of the S&P 500 (-37%) and winning the dubious distinction of being dead last (SRO) and third from last
(SRQ) in the universe of approximately 640 closed-end funds in 2008. That's a hard act to follow, but it appears that Deutsche Asset Management, Inc. and RREEF America, LLC are attempting to again sink the Funds to the bottom in 2009 with SRO and SRQ already posting dismal year-to-date NAV returns of -26.8% and -10.24, respectively, for the period ending 4/30/09. SRO is dead last again and SRQ is 601 out of 640. The Trust shares in your economic losses as well as your frustration, anger, and disappointment with the current investment managers and boards of directors (the "Boards"). We have received your phone calls, faxes, emails and letters voicing support for our proposals to replace the Boards and investment managers. We heard you say, "the sooner the better," and we agree.

Now stockholders must join together to create better opportunities for our investments going forward. By advocating the Funds' termination and liquidation, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC to run the Funds! Every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

It is the duty of the Boards to save what little is left in the Funds and embrace the changes that we the stockholders have supported. During the Fund's campaign to liquidate SRQ, an independent proxy adviser, RiskMetrics Group stated that it believes the Trust, through its affiliation with the Boulder-based advisers, may be able to effectuate change that is "critical to improving the performance of [SRQ], rather than liquidating." We believe the path to improved performance is clear: terminate the investment management agreements with Deutsche Asset Management, Inc. and RREEF America, LLC, hire the Trust's investment managers for SRQ and SRO and replace the members of the Boards.

We have provided a set of proposals that require a stockholder vote to approve and which are discussed at length in this Joint Proxy Statement (the "Stockholder Proposals"). We urge you to vote FOR the Trust Nominees and for all of the Stockholder Proposals.

Question 2: How can the Trust make these Stockholder Proposals?

Answer: Like you, the Trust is a stockholder of the Funds. Stockholders are able to make certain proposals to funds management in accordance with Maryland state law (where both Funds are incorporated), federal securities laws, and the Funds' respective Charters and Bylaws (the "Organizational Documents"). Previously, the Trust made timely proposals to the Funds' management in accordance with the Organizational Documents and did so because the Trust believes that the Stockholder Proposals benefit all stockholders of the Funds. Additionally, the Trust has received voluminous feedback from various stockholders, large and small, that support the various Stockholder Proposals.

Question 3: Why is the Trust sending me a joint proxy statement for both SRQ and
            SRO?

Answer: Efficiency and cost savings. Most of the Proposals contained in this Joint Proxy Statement relate to matters concerning both Funds. Therefore, it is efficient both in terms of time and money to send a Joint Proxy Statement to all stockholders of SRQ and SRO. This is the way we operate our businesses - efficiently and with results in mind. So, you may only have received one GREEN proxy card for either SRQ or SRO depending on the Fund in which you own shares. If you own shares in both Funds, you should have received two GREEN proxy cards. Be sure to vote all GREEN proxy cards that you receive.

If you have any questions, require assistance in voting your GREEN proxy card(s), or need additional copies of our proxy materials, please contact Morrow & Co., LLC at the address listed on the back cover of this Joint Proxy Statement booklet or by phone at 1-800-607-0088.

Question 4: What is the Maryland Control Share Acquisition Act and how does that affect me as a stockholder?

Answer: On April 9, 2009, the Boards, on behalf of both Funds, elected to opt-in to the Maryland Control Share Acquisition Act ("MCSAA"). The MCSAA limits stockholder voting rights in excess of certain thresholds. The Trust believes, as evidenced by the recent deepening of the Funds' respective discounts, the MCSAA is harming stockholders who may want to exit the Funds. The Trust and other significant stockholders are apt to be discouraged from purchasing shares they cannot vote and thus avoid purchasing shares in the market which would otherwise provide pricing support for exiting stockholders. Moreover, when the Funds announced their adoption of the MCSAA, their press release said that the MCSAA and other obstructive measures were "to protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the MCSAA immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders. We believe that the MCSAA, in conjunction with the Funds' "poison pills" (see Question 5 below), has fulfilled its stated purpose and denies stockholders wanting to sell their most likely prospect for a much needed price support.

Question  5:  What  is a  "poison  pill"  and  how  does  that  affect  me  as a stockholder?

Answer:       On April 9, 2009, the Boards also  implemented  so-called  "Rights
Agreements" which would trigger dilutive rights dividends if the Trust purchases additional shares of either Fund. Like the MCSAA discussed above, this "poison pill" is designed to discourage the Trust from purchasing additional shares and denies stockholders wanting to sell their most likely prospect for a much needed price support. As with the MCSAA, the Funds announced that the measure was to "protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." As discussed above, stockholders have spoken and clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders.

More to the point, "poison pills" are simply wrong. Here's what happens with the Funds' poison pills: if the Trust buys 0.01% more of either Fund's shares, all stockholders other than the Trust receive three additional shares at a cost of $0.01 per share. The Trust receives nothing. This means that, based on the Trust's holdings in SRQ, the Trust's economic interest in the Fund would be reduced by almost 70%. The Boards would essentially steal from the Trust and hand over the "loot" to the non-Trust stockholders. That may not sound like a bad deal for the non-Trust stockholders. But from the Trust's point of view, it's robbery and if the Boards have the ethical capacity to rob the Trust, stockholders should figure they have the ethical capacity to rob the rest of the stockholders. Is that the kind of board you want representing your interests?

Question 6:  What is a  "classified  board"  and why is the  Trust  recommending stockholders approve "declassifying" the Board?

Answer: A "classified board," also referred to as a "staggered board," consists of members who are elected to separate classes, with each class of directors serving a staggered three-year term. Each class of directors is elected in successive terms (i.e., one class is elected in 2009 to serve through 2012, one class is elected in 2010 to serve until 2013, and so on). The purpose of a classified board is to make any attempt by a stockholder to take control of the Funds through a proxy contest more difficult. While this classified board structure may make sense for some funds, and is commonly used by closed-end funds, it does not make sense in the case of the Funds, as the current Boards have made, we believe, various decisions on behalf of the Funds that have caused catastrophic economic losses for the Funds' stockholders. Additionally, the Boards essentially issued a vote of "no confidence" in the current investment advisers Deutsche Asset Management, Inc. and RREEF America, LLC by recommending to stockholders that the Funds liquidate (with such proposal being soundly defeated). Subsequent to defeat, the Boards issued press releases stating the Funds will basically conduct business as usual. So, is the Board now telling the Funds' stockholders that "business as usual" means even more losses for the Funds? Taken together, the Trust believes that the Boards are "hiding" behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term economic detriment.

Further, unlike some funds in which the members of the board have significant ownership of the companies they oversee, there is none here. The total stock ownership of the Boards for both Funds is less than 1% of the outstanding securities. So, why would a Board that has no meaningful stock ownership in the Funds resist the call for positive change from stockholders who "put their money where their mouth is"?

Stockholders have spoken, and it's time for the Boards to step aside in favor of new Boards. The Trust believes that "de-classifying" the Boards is a significant step toward acknowledging that stockholders should assume management of their own destiny, not the current Boards.

Question 7: Where can I get more information on the Trust's Proposals?

Answer:     Go to www.srqsro.com. It's a  valuable source of information to help you learn more about the background and details of the Stockholder Proposals.

                           PROXY STATEMENT IN SUPPORT
                                     OF THE
                            SUSAN L. CICIORA TRUST'S
                    JOINT PROXY PROPOSALS FOR STOCKHOLDERS OF
                        DWS RREEF REAL ESTATE FUND, INC.
                                       AND
                       DWS RREEF REAL ESTATE FUND II, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


To Our Fellow Stockholders:

The SUSAN L. CICIORA TRUST, Alaska Trust Company, Trustee (the "Trust") is sending this joint proxy statement and the enclosed GREEN proxy card to holders of shares of voting securities of DWS RREEF Real Estate Fund, Inc. ("SRQ") and DWS RREEF Real Estate Fund II, Inc. ("SRO"), both Maryland corporations (together, the "Funds") in connection with the solicitation of proxies by the Trust, acting through its Trustee, Alaska Trust Company. THIS PROXY IS NOT SOLICITED BY EITHER OF THE FUNDS. This proxy statement relates to the Trust's solicitation of proxies for use at the annual meeting of stockholders of the Fund to be held on ____, ________, 2009, at _________________________ (the
"Annual Meeting" or "Meeting") and any and all adjournments or postponements thereof.

The Annual Meeting will be held at __________________________________ New York, NY 10017. This joint proxy statement and the accompanying GREEN proxy card will first be sent to stockholders of the Funds on or about _________, 2009.


THE TRUST IS SOLICITING YOUR PROXY TO VOTE FOR THE PROPOSALS LISTED BELOW.


                          REASONS FOR THIS SOLICITATION

There are many reasons for this solicitation, but chief among them is you - the stockholder. The Trust is a stockholder just like you; in fact it is the largest stockholder of SRQ and a significant stockholder of SRO. Our interests are aligned with yours in that we want the Funds to succeed and, unlike the current boards of directors (the "Boards"), we are not ready to call it quits. As a fellow stockholder in the Funds, the Trust shares in your economic losses as well as your frustration, anger and disappointment with the current investment managers - Deutsche Asset Management, Inc. and RREEF America, LLC - and the current Boards. We have properly submitted a set of proposals that require a stockholder vote to approve and which are discussed at length in this Joint Proxy Statement and are designed to give all stockholders a meaningful voice in the future of the Funds (the "Stockholder Proposals") . We urge you to vote FOR all of the Stockholder Proposals.

The Trust seeks your continued support in our fight to improve the Funds' governance and accountability of the Boards and investment managers. The Trust believes that the Boards will not take appropriate action unless stockholders send a strong message that they are dissatisfied and desire a new and better management direction that is more responsive to stockholders. Here are some of the many reasons why you should vote FOR the Trust's Stockholder Proposals.

     1. Abysmal Performance. In the latest ratings by Morningstar(TM) (December 31, 2008), SRQ received the worst possible rating - 1 of 5 stars for its overall, 3- and 5-year performance history - as compared with other similarly situated specialty real estate closed-end funds. The Fund's dismal performance is matched only by, you guessed it, another fund managed by Deutsche Asset Management, Inc. and RREEF America, LLC, SRO. Both Funds, under common management, received the same dismal Morningstar(TM) ratings. There is no excuse for the extraordinarily poor performance of the Funds. The Boards' attempt to direct stockholders' attention elsewhere by "explaining" that these losses are due to "unprecedented and intense volatility . . ." etc. is simply a poor attempt to escape responsibility for the Boards' own poor oversight and continued engagement of Deutsche Asset Management, Inc. and RREEF America, LLC, whom they have already implicitly conceded have failed in their job of managing our money. While the market has been negative, no other similar fund performed as horribly as the Funds. Additionally, the Boards' actions in attempting to liquidate the Funds belies what they say: By advocating the liquidation of the Funds, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC.

     2. Poor Adviser Oversight by the Board. In February 2009, the Trust requested that the Boards immediately terminate Deutsche Asset Management, Inc. and RREEF America, LLC and replace the Board members. Given the horrible performance of the Funds, the Boards have a fiduciary duty to make a change, as Deutsche Asset Management, Inc. and RREEF America, LLC clearly have shown that they are not capable of managing the Funds. Yet, after the Boards' liquidation proposals failed by an overwhelming margin, they continued to engage the services of Deutsche Asset Management, Inc. and RREEF America, LLC. Quite simply, every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

          Where were these Boards when the Funds were losing very nearly all of their stockholder value and "earning" the bottom-of-the-barrel Morningstar's(TM) ratings? Also, why are the Boards spending legal fees and other costs on these restrictive measures when their time could be better spent addressing the abysmal performance of the Funds and more efficient ways of fixing the problem? By what we believe is inept oversight of the Funds, the incumbent Boards have made it abundantly clear that their interests are not aligned with stockholders'. Any decisions or recommendations by these Boards should be scrutinized. We believe the Funds could benefit from new directors who can reenergize the Boards and put the company on a better path.

     3. Valuable Tax Loss Carry-Forwards. The Funds do have substantial hidden assets - their respective realized and unrealized tax losses. Let us put them to good use in offsetting future gains in the Funds. The Funds should not throw away their valuable tax loss carry-forwards.

     4. Overzealous Anti-Takeover Measures. On April 9, 2009, the Funds issued a joint press release disclosing that the Boards had "opted into" a Maryland statute which purportedly limits the voting rights of certain stockholders, adopted a "poison pill" which is designed to reduce certain stockholder voting rights, and adopted bylaw provisions which, among other things, require an 80% vote of the independent Board members to approve an advisory agreement for any investment adviser affiliated with any "greater-than-5% stockholder" (the "Anti-Takeover Measures"). The Anti-Takeover Measures were clearly in response to the Trust's attempts to effectuate what we believe are positive changes for all of the Fund's stockholders. When the Boards announced their adoption of these measures, their press release stated that the measures were "to protect the interests of stockholders pending stockholder consideration of proposed plans of liquidation". Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the Anti-Takeover Measures immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these overzealous and obstructive measures which serve only to harm stockholders.

The Trust and investment advisory companies working with the Horejsi family (the "Horejsi Entities") offer what we believe are better options for stockholders, all of which are discussed in this Joint Proxy Statement. After the precipitous ride stockholders have taken with these Boards and the current advisers, stockholders deserve a change. We believe we can offer a positive change and the Horejsi Entities have the experience and knowledge to bring this about. To do this, we are asking you to first vote FOR the Stockholder Proposals.

Better Management from the Trust. The Trust, its board nominees as detailed in the Stockholder Proposals (the "Trust Nominees") and the Horejsi Entities have been down this road before with positive results. Previously, Horejsi Entities have assumed control of four other closed-end funds: Boulder Total Return Fund, Inc. ("BTF"), Boulder Growth & Income Fund, Inc. ("BIF") and The Denali Fund Inc. ("DNY") (collectively, the "Boulder Funds") which are managed by Horejsi Entities, and the First Opportunity Fund, Inc. ("FF"), which is managed by an unaffiliated adviser but administered by a Horejsi Entity. When the Lola Brown Trust took control of DNY in October, 2007, DNY was leveraged and had an investment objective and real estate concentration very similar to the Funds. However, after Horejsi Entities took over management and began transitioning from DNY's concentrated real estate portfolio beginning in October 2007, despite the transitioning inefficiencies, for calendar year 2008, DNY returned -24.6% on NAV, while SRQ returned -81.9% and nearly wiped out all stockholder equity (and its sister fund SRO returned -91.5%). Although a -24.6% return on NAV is nothing to boast about, it eclipsed both Funds, and also significantly outperformed the S&P Index (-37%) and most other closed-end funds. In fact, DNY was ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. While the Horejsi Entities didn't manage DNY for the full 5 year period cited by the Lipper award, the Trust believes that the Horejsi Entities were able to effectuate changes that were critical to earning this distinction. Another of the Boulder Funds, BIF, also recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. BTF's total return on net asset value for the 1-year period ended December 31, 2008 was -40%. Past performance does not guarantee future results, but we believe it stands in stark contrast to the performance of the Funds. Although the Stockholder Proposals do not propose the Horejsi Entities as new advisers to the Funds (only the Boards have the authority to do that), once the Trust Nominees are elected and seated, the Horejsi Entities will make advisory proposals to the new Boards and, we believe, the Horejsi Entities will be able to roll up their sleeves and do a much better job with the Funds.

More information is available at www.srqsro.com.


                         BACKGROUND TO THE SOLICITATION

The Trust is a substantial owner of the Funds' shares, holding a 16.5% equity position in SRQ and a 5.1% equity position in SRO as of the date of this Joint Proxy Statement. The Trust has been an active and vocal investor in the Funds and in February 2009, sent letters to the Funds and their Boards proposing, among other things, termination of the Funds' investment advisers, a new slate of directors, better corporate governance standards and other ideas to enhance stockholder value. None of these proposals were seriously considered by the Boards; instead, the Boards decided to "call it quits" and advanced proposals to liquidate the Funds. Fortunately, they failed. Now that the Boards seem to be floundering in their efforts to oversee the Funds, the Trust decided that it should bring the substantial experience and skill of the Horejsi Entities to the table and offer a better alternative to the Fund's stockholders.

Mr. Horejsi, an investment consultant to the Trust, is also the portfolio manager for Boulder Investment Advisers, LLC ("BIA") and Stewart Investment Advisers ("SIA"), the co-advisers to the Boulder Funds (the "Boulder Advisers"). Under Mr. Horejsi's and the Boulder Advisers' guidance and within a year of assuming investment management of BTF, the fund achieved the #1 ranking for year 2000, based on total return, in Lipper's closed-end fund standard category of "Growth & Income" funds. The Boulder Advisers assumed investment management of DNY in October, 2007 and similarly to BTF, DNY was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008. DNY was also awarded the 5-year period ended December 31, 2008; while the Boulder Advisers didn't manage DNY for the full 5 year period cited by this Lipper award, the Trust believes they were instrumental in continuing the investment performance results that were critical to earning this distinction. BIF, also under management with the Boulder Advisers, was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 and the 5-year period ended December 31, 2008.

These rankings within a particular fund category may not be indicative of the Boulder Funds' standing among equity funds overall. The rankings achieved by the Boulder Funds do not indicate or provide any assurance that the Funds could achieve a similar ranking if the Boulder Advisers or any other investment advisers affiliated with the Horejsi Entities were the adviser to the Funds.

Finally, the Trust advocates and believes that directors who own their fund's shares and thus have a financial stake in their fund's success will take a more proactive role in acting as stockholder 'watchdogs' and encouraging exceptional performance. Notably, the incumbent members of the Boards have no significant ownership stake in the Funds. See __________ below.

The bottom line for stockholders.

The Trust and the Horejsi Entities put their money where their mouth is. They own significant positions in the Boulder Funds as well as in the Funds and clearly are motivated to get the most return they can with each of these funds. The current Boards have signaled their unwillingness to continue putting their best efforts into managing the Funds. Neither the members of the Boards nor the current investment advisers (Deutsche Asset Management, Inc. and RREEF America,
LLC) own significant stakes in either of the Funds, so their interests and motivations are not aligned with the stockholders'. The Trust and the Horejsi Entities can't guarantee results, but given our significant investments in the Funds, our interests are directly aligned with all other stockholders and we are keenly motivated to do what's best for all stockholders.

                      SUMMARY OF THE STOCKHOLDER PROPOSALS

The following is a summary of the Stockholder Proposals as put forth by the Trust and scheduled to be voted upon at the Annual Meeting; some of the information contained in this Joint Proxy Statement is based upon the information provided in the Funds' respective materials as filed with the Securities and Exchange Commission ("SEC") from time to time.

First and foremost, the Trust believes that the horrible performance by Deutsche Asset Management, Inc. and RREEF America, LLC warrants immediate termination as permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). Proposals 1 and 2 seek to accomplish this. Second, the serious lack of adviser oversight by the Boards during 2008 and a lack of meaningful ownership by members of the Boards highlights that the Boards do not have enough faith in the Funds' management to warrant investing their own money. We need Board members whose interests are aligned with stockholders, not members paid by affiliates of Deutsche Asset Management, Inc. and RREEF America, LLC to manage numerous other funds among their affiliated group companies. Proposal 3 seeks to elect the Trust Nominees. Third, the Boards have implemented and support a number of corporate governance provisions that only serve to entrench the current management and turn a blind eye toward the horrible performance of Deutsche Asset Management, Inc. and RREEF America, LLC and the will of the stockholders. The Trust is asking stockholders to support recommendations to the Boards to amend or eliminate these provisions in Proposals 5 through 10. Finally, the Boards adopted extraordinary Anti-Takeover Measures designed specifically to thwart efforts by the Trust to gain control of the Funds and oust Deutsche Asset Management, Inc. and RREEF America, LLC because of their horrible performance. By the Boards' own admission, these measures were intended to be temporary (i.e., "pending stockholder consideration of proposed plans of liquidation for each Fund"). Now that the liquidation plan has been soundly defeated, the Boards should terminate all the Anti-Takeover Measures as advocated by Proposals 11, 12 and 13. The Trust believes that stockholders deserve a better chance for a positive return on their investment and a more confident outlook for the Funds' future. The Trust recommends that stockholders vote FOR all the Stockholder Proposals.


                                PROPOSALS 1 AND 2

   TO APPROVE OR DISAPPROVE TERMINATION OF THE INVESTMENT MANAGEMENT AGREEMENT
    BETWEEN THE FUNDS AND DEUTSCHE ASSET MANAGEMENT, INC. AND THE INVESTMENT ADVISORY AGREEMENT BETWEEN DEUTSCHE ASSET MANAGEMENT AND RREEF AMERICA, LLC


Background of the Proposals. Justification for Proposals 1 and 2 is simple: The Funds' performance over the past year under Deutsche Asset Management, Inc. and RREEF America, LLC has been more than appalling. Together, they have been two of the worst performing of any closed-end or open-end funds in the entire mutual fund universe.

For SRO, in the latest ratings by Morningstar(TM) (January 31, 2009), SRO received 1 of 5 stars for its overall, 3- and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRO. For the one-year period ending 12/31/08, SRO and SRQ had total returns on net asset value ("NAV") of -91.6% and -81.9% respectively. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37% in that same time frame. Surprisingly, the market prices for SRO and SRQ have dropped even more than their NAV because the discount for the Funds increased - a decline of 93.5% and 86.4%, respectively, for the year ending 12/31/08. These losses far exceed any other market indices for similarly situated funds. In fact, both Funds lost more than twice the percent lost by the S&P Index. As noted in an article published December 16, 2008 on seekingalpha.com, SRO was "the worst performing closed end fund". And as noted in an article published January 4, 2009, on seekingalpha.com, SRQ was one of the "five worst performing closed-end funds in 2008"

Having the same set of investment managers - Deutsche Asset Management, Inc. and RREEF America, LLC - for two of the five worst performing funds in 2008 clearly indicates that the Boards should have acted to terminate the advisers long ago. It is time for new investment management for the Funds.

As a stockholder, the Trust is in the same position as you, and we want to maximize stockholder value and get out from under the Funds' inadequate managers Deutsche Asset Management, Inc. and RREEF America, LLC. Although these proposals do not recommend replacements for Deutsche Asset Management, Inc. and RREEF America, LLC, such being the responsibility of the Boards, the Boulder Advisers have a track record of expertise and success in similar situations and, if the Trust Nominees are elected, the Trust would advocate the Funds' engaging the Boulder Advisers or other Horejsi Entities as replacement advisers. The Boulder Advisers co-manage the Boulder Funds. In fact, BIF and DNY received 2008 Lipper Performance Achievement Certificates in their respective Lipper categories as follows:

     Boulder Growth & Income Fund:
     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-Year Ended December 31, 2008

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 5-Year Ended December 31, 2008

     The Denali Fund:
     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-Year Ended December 31, 2008

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 5-Year Ended December 31, 2008*

Vote required. Approval of Proposals 1 and 2 for each of the Funds require a "majority of the outstanding voting securities" of the respective Fund, which has the same meaning for such phrase as set forth in the 1940 Act, that is, the affirmative vote of the lesser of (a) 67% or more of the Shares present or represented by proxy at the Meeting or (b) more than 50% of the outstanding Shares.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 1.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL 3

  NOMINATE FOR ELECTION BY THE STOCKHOLDERS THE FOLLOWING NOMINEES AS CLASS III DIRECTORS FOR THE FUNDS: SUSAN L. CICIORA, RICHARD I. BARR, AND JOEL W. LOONEY


Background of the Proposal. On February 5th and February 25th of 2009, the Trust delivered letters to SRQ and SRO, respectively, notifying the Funds that the Trust nominates and will seek the election at the annual meeting of the following nominees (defined above as the "Trust Nominees") to stand for election and serve terms of three years or until his or her respective successor has been duly elected and qualifies:


                                               SRQ                          SRO
                                   ---------------------------- ---------------------------
      Susan L. Ciciora             Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012

      Richard I. Barr              Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012

      Joel W. Looney               Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012


Messrs. Barr and Looney and Ms. Ciciora, have experience as board members for the Boulder Funds and First Opportunity Fund, Inc., four other closed-end funds like the Funds. In fact, they served as board members for DNY when it underwent significant and very similar changes as proposed for SRQ and SRO. The Trust has confidence in these Nominees and believes that they are the right stewards of the stockholder's investments in the Funds. The above nominees have consented to serve as Directors if elected at the Meeting for the term as indicated above.

There are no arrangements or understandings between the Funds and the Trust Nominees; Proposal 3 is submitted in reliance on the Funds' current public filings with the SEC which indicated that three Class III directors are to be elected at the Meeting. If the either or both of the Funds determine that more than three directors will be elected at the Meeting, or that different classes of directors will be elected at the Meeting, the Trust reserves the right to nominate and elect additional directors to be so elected. If the designated nominees decline or otherwise become unavailable for election, however, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nominees for the Board.

ADDITIONAL INFORMATION

Certain information regarding the incumbent members of the Boards and the beneficial ownership of each Fund's directors, management and 5% stockholders is contained in the Funds' respective proxy statements. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Funds must be received by each Fund for inclusion in the Funds' Proxy Statement and form of proxy for that meeting is also contained in the Funds' respective proxy statements. This information is expected to be contained in each Fund's public filings. The Trust takes no responsibility for the accuracy or completeness of information contained in the Funds' respective public filings.

Information regarding the Trust Nominees for election to the board of directors of the Funds is set forth below.


--------------------- ------------------------ -------------------------------------------------------------
Name, Address*, Age     Position, Length of          Principal Occupation(s) and Other Directorships
                       Term Served, and Term                Held During the Past Five Years**
                             of Office
--------------------- ------------------------ -------------------------------------------------------------
Joel W. Looney        Current Nominee for      Partner (since 1999), Financial Management Group, LLC
Age:  47              SRQ and SRO  for a       (investment adviser); Director (since 2001), Boulder Total
                      term to expire at the    Return Fund, Inc.; Director (since 2002) and Chairman
                      2012 Annual Meeting      (since 2003), Boulder Growth & Income Fund, Inc.; Director and Chairman (since 2007) The Denali Fund Inc.

Richard I. Barr       Current Nominee for      Retired (since 2001); Manager (1963-2001), Advantage Sales
Age:  71              SRQ and SRO for a term   and Marketing, Inc. (food and beverage); Director (since
                      to expire at the 2012    1999) and Chariman (since 2003), Boulder Total Return Fund,
                      Annual Meeting           Inc.; Director (since 2002), Boulder Growth & Income Fund,
                                               Inc.; Director (since 2007), The Denali Fund Inc.

Susan L. Ciciora      Current Nominee for      Trustee (since 1994), the Brown Trust; Trustee (since
Age: 44               SRQ and SRO for a term   1992), the EH Trust; Director (since 1997), Horejsi
                      to expire at the 2012    Charitable Foundation, Inc. (private charitable
                      Annual Meeting.          foundation); Director (since 2006), Boulder Growth & Income
                                               Fund, Inc.; Director (since 2001), Boulder Total Return
                                               Fund; Director, (since 2007) The Denali Fund Inc.

* The Trust Nominees' respective addresses are c/o 2344 Spruce Street, Suite A, Boulder, Colorado 80302.

** Unless otherwise noted, each of the Trust Nominees has engaged in the principal occupation listed in the foregoing table for the past five years. None of the Trust Nominees is an "interested" person of the Funds, as defined in Section 2(a) (19) of the Investment Company Act of 1940, as amended (the "1940 Act")

Beneficial ownership of the Trust Nominees. Set forth in the following table is information regarding the beneficial ownership and dollar range of equity securities of the Funds beneficially owned by the Trust Nominees for election to the Board as of the Record Date.


        Trust Nominees             Dollar Range of Equity            Dollar Range of Equity           Aggregate Dollar Range of
                                   Securities in SRQ                 Securities in SRO                Equity Securities in All Funds
                                                                                                        in the Family of Investment
                                                                                                        Companies
------------------------------------ --------------------------------- -------------------------------- ----------------------------
          Richard I. Barr                           -                                 -                                -
          Joel W. Looney                            -                                 -                                -
         Susan L. Ciciora                     Over $100,000+                   Over $100,000++                   Over $100,000

+ As reflected in a Form 13D filed with the SEC on April 2, 2009, 2,596,016 shares of Common Stock of SRQ, representing approximately 16.52% of SRQ's outstanding voting securities are owned by the Trustee of the Susan L. Ciciora Trust, Alaska Trust Company, which has sole voting power and sole dispositive power with regard to such shares. Ms. Ciciora, is not a beneficiary of the Trust but may be deemed to have an economic interest in such shares and thus to hold indirect beneficial ownership, but Ms. Ciciora disclaims any voting control or dispositive power over such shares and disclaims any right to acquire any such voting control and dispositive power over any shares of SRQ.

++ As reflected in a Form 13D filed with the SEC on March 9, 2009, 1,915,835 shares of Common Stock of SRO, representing approximately 5.1% of SRO's outstanding voting securities are owned by the Trustee of the Susan L. Ciciora Trust, Alaska Trust Company, which has sole voting power and sole dispositive power with regard to such shares. Ms. Ciciora, is not a beneficiary of the Trust but may be deemed to have an economic interest in such shares and thus to hold indirect beneficial ownership, but Ms. Ciciora disclaims any voting control or dispositive power over such shares and disclaims any right to acquire any such voting control and dispositive power over any shares of SRO.

DIRECTOR AND OFFICER COMPENSATION. None of the Trust Nominees have received any compensation from the Funds.

Vote Required. The election of the Trust Nominees under Proposal 3 requires the affirmative vote of a majority of the shares of the Fund's common stock and each series of preferred stock outstanding and entitled to vote thereon, voting together as a single class.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" THE ELECTION OF ALL THE TRUST NOMINEES.


                                   PROPOSAL 4

  A PROPOSAL RECOMMENDING THAT THE BOARDS CHANGE THE NAME OF EACH OF THE FUNDS
    SO THAT IT DOES NOT INCLUDE "DWS" OR REFERENCE TO THE DWS FAMILY OF FUNDS


Background of the Proposal. Feedback from stockholders of both Funds indicates that the slate of Stockholder Proposals as set forth in this Proxy Statement should include a "fresh start" with respect to the names of the Funds. Currently the names of each of the Funds is linked to affiliates of Deutsche Asset Management, Inc. and RREEF America, LLC. The Funds' performance under these investment managers over the past year has been more than appalling. Together, they have been two of the worst performing of any closed-end or open-end funds in the entire mutual fund universe. Accordingly, the Trust urges the Board to allow stockholders to express their opinion about Deutsche Asset Management, Inc. and RREEF America, LLC by renaming the Funds so that neither Fund's name includes "DWS" or reference to the DWS family of funds.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board for each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 4.


                                   PROPOSAL 5

  A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE FUNDS' RESPECTIVE CHARTERS
   VESTING IN THE STOCKHOLDERS THE POWER TO AMEND OR ADOPT THE BYLAWS BY THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST ON THE MATTER


Background of the Proposal. The Trust believes that all stockholders benefit if they have better access to and more influence in the Funds' governance. Each of the Funds' Bylaws contain important policies affecting the day-to-day management of the Funds, which the Trust believes stockholders should at least have a voice in establishing. Presently each Fund's Bylaws contain a provision which vests the authority to adopt, alter or repeal Bylaws solely with the Board.

The Trust believes that the authority to adopt, alter or repeal Bylaws should be a shared authority between the Board and stockholders. This permits the Board to be responsive to house-keeping and substantive matters regarding Funds' operations, while at the same time giving the owners of the Funds the power to effect changes should they choose to do so. The Trust also believes that when stockholders "speak" by adopting a Bylaw, their action should not be subject to being overturned or altered by unilateral action of a Board whose job it is to serve stockholders. The Trust believes that this Proposal will accommodate the practicalities of managing the Funds while at the same time protecting an important right of stockholders. This Proposal would codify in the Charter the shared authority to make, alter or repeal Bylaws, while at the same time making it clear that Bylaws that are adopted by stockholders cannot be altered, repealed or otherwise circumvented without the affirmative approval of stockholders.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to add the following provision:

     The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 5.


                                   PROPOSAL 6

   A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTER TO SET THE NUMBER
                        OF MEMBERS OF THE BOARD TO FIVE


Background of the Proposal. Company charters often contain provisions that set a high upper-limit on the number of board seats, permitting the company's board to increase or decrease the number of board seats in their discretion, subject to this upper limit. Currently each Fund's Charter sets a lower limit as required by Maryland General Corporations Law ("MGCL") and the upper limit at twelve, permitting the Board to increase or decrease its size subject to the upper limit of twelve. Boards may use such provisions to quickly increase or decrease their size in an effort to dilute the voting impact of directors - such as those elected in proxy contests - with views contrary to those of incumbent management.

The Trust views the ability to manipulate the number of members on the Boards as unnecessary and ultimately ineffective in thwarting stockholder desires. In addition, it potentially increases fund expenses and insulates the Boards from stockholders. Common sense suggests that if the Funds have more Board seats, the Funds (and thus stockholders) will spend more on Board compensation. The Trust believes that, because of the relatively narrow business focus of an investment company such as the Funds, five Directors can adequately and efficiently fulfill their obligation to oversee the operations of the Funds and their respective management and act as "watchdogs" for stockholders. The Trust believes that the best approach is to seek a few highly qualified individuals to fill directorships and pay them fairly. This way, stockholders get more "bang for the buck" in their Board and don't pay unnecessary Board expenses.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to replace existing board size provisions with the following provision:

     The number of directors shall be five.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 6.


                                   PROPOSAL 7

    A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTERS TO DECLASSIFY
            THE BOARDS AND PROVIDE FOR ANNUAL ELECTIONS OF DIRECTORS

Background of the Proposal. The election of directors is the primary means for stockholders to exercise influence over the Funds and their policies. A "classified board", also referred to as a "staggered board", consists of members who are elected to separate classes, with each class of directors serving a staggered three-year term. Each class of directors is elected in successive terms (i.e., one class is elected in 2009 to serve through 2012, one class is elected in 2010 to serve until 2013, and so on). The purpose of a classified board is to make any attempt by a stockholder to take control of the Funds through a proxy contest more difficult.

While this classified board structure may make sense for some funds, and is commonly used, it does not make sense in the case of the Funds, as the current Boards have made, we believe, various decisions on behalf of the Funds that have caused catastrophic economic losses for stockholders. Additionally, the Boards, by recommending to stockholders that the Funds be liquidated (with such proposal being soundly defeated), essentially issued a vote of "no confidence" in the current investment advisers Deutsche Asset Management, Inc. and RREEF America, LLC. Subsequent to being soundly defeated, the Boards issued a press release that states the Funds will basically conduct business as usual. So, are the Boards now telling the Funds' stockholders that "business as usual" means even more losses for the Funds under Deutsche Asset Management, Inc. and RREEF America, LLC? Further, unlike some funds in which the members of the board have significant ownership of the companies they oversee, there is none here. The total stock ownership of the Boards for both Funds is less than 1%. So, why would Boards that have no meaningful stock ownership in the Funds resist the call for positive change from stockholders who "put their money where their mouth is"?

The Trust believes that classified boards have the effect of reducing the accountability of directors to a company's stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by some as increasing the long-term stability and continuity of a board, the Trust believes that, in the case of the Funds, long-term stability and continuity should result from the annual election of directors, which provides stockholders with the opportunity to evaluate director performance, both individually and collectively, on an annual basis. The Trust believes that the current Boards are "hiding" behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term economic detriment.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to replace the Charters' current classification language with following provision:

     The directors shall be elected at each annual meeting commencing in 2010 or any special meeting of the stockholders called for the election of directors except as necessary to fill any vacancies, and each director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 7.


                                   PROPOSAL 8

 A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTERS TO PROVIDE THAT THE
    SECRETARY OF THE FUND SHALL CALL A SPECIAL MEETING OF STOCKHOLDERS ON THE WRITTEN REQUEST OF STOCKHOLDERS ENTITLED TO CAST AT LEAST 25% OF ALL VOTES
                       ENTITLED TO BE CAST AT THE MEETING


Background of the Proposal. Presently, under the Funds' respective Bylaws, stockholders cannot call a special meeting unless a written request is submitted by the holders of a majority of outstanding shares entitled to vote at the meeting. This ownership threshold is an almost impossible hurdle and unreasonably restricts stockholders' right to call a meeting. This Proposal would amend the Charters to reduce the percentage ownership level from a "majority" to 25% of outstanding shares, thus making the potential for a stockholder or group of stockholders to call a special meeting more realistic and useful.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to eliminate the "majority" requirement and to add the following provision:

     The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 8.


                                   PROPOSAL 9

     A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE BYLAWS TO REDUCE THE
                 NUMBER OF DIRECTORS AND DECLASSIFY THE BOARDS


Background of the Proposal. For the reasons discussed above, the Trust believes that the Funds' past performance and actions by the current Boards mandate an overhaul of how the Boards are elected, and the number of directors that should serve on each Fund's Board.

If approved by stockholders, the Boards should amend the respective Bylaws so as to conform to the changes as recommended by the stockholders in Proposals 6 and 7 discussed above.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 9.

                                   PROPOSAL 10

   A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE BYLAWS SO THAT AUTHORITY
             TO AMEND THE BYLAWS IS NOT VESTED SOLELY IN THE BOARD

Background of the Proposal. See discussion under Proposal 5 above.

If approved by stockholders, the Boards should immediately amend the Bylaws to delete all references which vest authority to amend the Bylaws solely with the Boards.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 10.


                                   PROPOSAL 11

     A PROPOSAL RECOMMENDING THAT THE BOARDS REPEAL THE APPLICABILITY OF THE
                     MARYLAND CONTROL SHARE ACQUISITION ACT

On April 9, 2009, the Boards caused the Funds to opt-in to the Maryland Control Share Acquisition Act ("MCSAA"). The MCSAA limits stockholder voting rights in excess of certain thresholds. The Trust believes, as evidenced by the recent deepening of the Funds' respective discounts, that the MCSAA is harming stockholders who may want to exit the Funds. The Trust and other significant stockholders are apt to be discouraged from purchasing shares they cannot vote and thus avoid purchasing shares in the market which would otherwise provide pricing support for exiting stockholders. Moreover, when the Funds announced their adoption of the MCSAA, their press release said that the MCSAA and other obstructive measures were "to protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the MCSAA immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders. We believe that the MCSAA, in conjunction with the Funds' "poison pills" (see Proposal 12 below), has fulfilled its stated purpose and denies stockholders wanting to sell their most likely prospect for a much needed price support.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 11.


                                   PROPOSAL 12

     A PROPOSAL RECOMMENDING THAT THE BOARDS TERMINATE THE RIGHTS AGREEMENTS

On April 9, 2009, the Boards implemented so-called "Rights Agreements" which would trigger dilutive rights dividends if the Trust purchases additional shares of either Fund. Like the MCSAA discussed in Proposal 11 above, this "poison pill" is designed to discourage the Trust from purchasing additional shares and denies stockholders wanting to sell their most likely prospect for a much needed price support. As with the MCSAA, the Funds announced that the measure was to "protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." As discussed in Proposal 11 above, stockholders have spoken and clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders.

More to the point, "poison pills" are simply wrong. Here's what happens with the Funds' poison pills: if the Trust buys 0.01% more of either Fund's shares, all stockholders other than the Trust receive three additional shares at a cost of $0.01 per share. The Trust receives nothing. This means that, based on the Trust's holdings in SRQ, the Trust's economic interest in SRQ would be immediately reduced by almost 70%. The Boards would essentially steal from the Trust and hand over the "loot" to the non-Trust stockholders. That may not sound like a bad deal for the non-Trust stockholders. But from the Trust's point of view, it's robbery and if the Boards have the unethical capacity to rob the Trust, stockholders should figure they have the unethical capacity to rob the rest of the stockholders. Is that the kind of board you want representing your interests?

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 12.

                                   PROPOSAL 13

     A PROPOSAL RECOMMENDING THAT THE BOARDS REPEAL THE APPLICABILITY OF THE
                       MARYLAND UNSOLICITED TAKEOVERS ACT

Both Funds are subject to the Maryland Unsolicited Takeovers Act, Maryland General Corporation Law ("MGCL") ss.ss.3-801 through 805 ("MUTA"). Like the other Anti-Takeover Measures discussed in Proposals 11 and 12 above, MUTA has the effect of entrenching management and diminishing stockholder influence. Repeal of MUTA should result in maximizing Board and management accountability to stockholders.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the board of directors of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 13.


                             PROXY CARDS AND VOTING

If you have returned a proxy card sent to you by the Funds, you have the right to revoke that proxy and vote FOR any or all of the Trust's Proposals as set forth in this Proxy Statement by signing, dating, and mailing a later dated GREEN proxy card in the postage-paid envelope provided. Stockholders also have the option of authorizing your proxy by touch-tone telephone or through the internet, as explained on your proxy card.

You will receive a GREEN proxy card to vote the shares of each applicable Fund in which you hold voting securities, i.e., SRQ or SRO, owned as of the Record Date. If you own shares in both Funds, you should receive two GREEN proxy cards, one for each Fund. Be sure to vote both cards.

If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact Morrow & Co., LLC at the address or phone numbers listed below.

                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400


Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the Annual Meeting of which the Trust is not aware as of the date of this proxy statement, and matters incident to the conduct of the Annual Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Voting, Quorum

Only stockholders of record of each Fund on ___________, 2009 (the "Record Date") will be entitled to vote at the Annual Meeting. According to information contained in the Funds' Proxy Statements, there were [15,715,596.80] shares of Common Stock and [1,140] shares of preferred shares of SRQ issued and outstanding as of the Record Date, and _______________ shares of Common Stock and _________ shares of preferred shares of SRO issued and outstanding as of the Record Date.

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" will be treated as shares that are present at the Annual Meeting. Broker non-votes are proxies from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of common stock and each series of preferred stock outstanding and entitled to vote thereon, voting together as a single class. The election of a director of each Fund requires the affirmative vote of a majority of the shares of the Fund stock outstanding and entitled to vote in the election. Abstentions and broker non-votes will have the effect of a "no" vote on the Proposals. Abstentions and Broker non-votes will be treated as a vote against the election of a Trust Nominee as a director.

The Trust recommends that stockholders vote FOR the election of the Nominees and in favor of the Proposals as proposed in the joint Proxy Statement.

Stockholders are urged to forward their voting instructions promptly.

A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions and broker non-votes do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

Revocation of Proxies

You may revoke any proxy given in connection with the Annual Meeting (whether given to the Fund or to the Trust) at any time prior to the voting thereof at the Annual Meeting by delivering a written revocation of your proxy to the Secretary of the Fund or with the presiding officer at the Annual Meeting, by executing and delivering a later dated proxy to the Trust or the Fund or their solicitation agents, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

There is no limit on the number of times that you may revoke your proxy prior to the Annual Meeting. Only the latest dated, properly signed proxy card will be counted.

IF YOU HAVE ALREADY SENT A WHITE OR OTHER PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUNDS, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE TRUST'S PROPOSALS BY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD(S) IN THE ENVELOPE PROVIDED. A GREEN PROXY CARD THAT IS RETURNED TO THE TRUST OR ITS AGENT WILL BE VOTED AS YOU INDICATE THEREON. IF YOU HAVE SIGNED THE GREEN PROXY CARD AND NO MARKING OR OTHER INDICATION OF YOUR VOTE THEREON IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SECURITIES REPRESENTED BY THE GREEN PROXY CARD FOR THE ELECTION OF THE TRUST NOMINEES AND IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.


                        INFORMATION CONCERNING THE TRUST

As of the Record Date, the Trust held 2,596,016 shares of Common Stock, representing approximately 16.5% of the outstanding shares of Common Stock of SRQ. As of the Record Date, the Trust held 1,915,835 shares of Common Stock, representing approximately 5.1% of the outstanding shares of Common Stock of SRO. As of the Record Date, the Trust does not own any shares of Preferred Stock of SRO or SRQ.

The Trust is an irrevocable grantor trust settled, administered and governed in accordance with Alaska law, for which Alaska Trust Company ("ATC") is Trustee and holds sole voting power and dispositive rights as to all securities owned by the Trust in the Funds. The Trust was established for estate planning purposes in 1998 by Susan L. Ciciora, the daughter of Stewart R. Horejsi, primarily for the benefit of her issue, her brother John S. Horejsi, and the Horejsi Charitable Foundation, a South Dakota non-profit corporation. The Trust is authorized to hold property of any kind and invests primarily in marketable securities. Stewart R. Horejsi is the father of Susan L. Ciciora and serves from time to time as an investment advisor to the Trust. The business address of the Trust in its state of domicile is: c/o Alaska Trust Company, 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981, and the business telephone number of the Trust is (907) 278-6775.

Information regarding purchases of shares of Common Stock of SRQ and SRO by the Trust during the last two years is set forth in Exhibit A attached hereto and made a part of this joint proxy statement. During that period, the Trust has not sold any shares of either SRQ or SRO.

ATC is a state-chartered public trust company organized under the laws of Alaska which is authorized to do business as a public trust company and which administers various individual, family, and other trusts, including among them the Trust and other trusts associated with Mr. Horejsi's family. The business address of ATC is 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981. The stockholders of ATC are Stewart West Indies Trust (98% equity ownership), one of the Horejsi Entities, and Douglas Blattmachr (2% equity ownership). The officers and directors of ATC are Mr. Blattmachr (President and Director), Stephen C. Miller (Vice President and Director), Brandon Cintula (Vice President and Director), Larry L. Dunlap (Director) and Richard Thwaites (Secretary/Treasurer and Director). ATC, by way of its role as the trustee of the Trust, may be deemed to control the Trust and may be deemed to possess indirect beneficial ownership of shares it owns in its capacity as Trustee, in addition to its direct beneficial ownership, as Trustee of the Trust. In addition, by virtue of their position as directors or executive officers of ATC, certain persons who act in such capacity as directors or officers of ATC may be deemed to control ATC and therefore indirectly to control the Trust. However, none of the directors or officers of ATC, acting alone, can vote or exercise dispositive authority over shares held by the Trust. Accordingly, the directors and officers of ATC disclaim beneficial ownership of the shares beneficially owned, directly or indirectly, by the Trust. As a result of his advisory role with the Trust, Stewart R. Horejsi may be deemed to have indirect beneficial ownership over the shares directly beneficially owned by the Trust. However, Mr. Horejsi disclaims beneficial ownership of these shares.


    BENEFICIAL OWNERSHIP OF COMMON STOCK HELD BY THE BENEFICIARY OF THE TRUST

The following table sets forth certain information as of the Record Date regarding the beneficial ownership of shares of Common Stock by each indirect beneficial owner of shares over which the Trust itself is the record owner and holds solve voting control and sole dispositive power and where the named indirect beneficial owner holds more than 5% of the outstanding shares of voting securities of a Fund (as reflected in Form 13D filings made by the Trust with the SEC).


                            ------------------------------------------------- -------------------------------------------------
                                                  SRQ                                               SRO
--------------------------- ------------------------------------------------- -------------------------------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
     Name and Address          Number of Shares            Percentage            Number of Shares            Percentage
                              Beneficially Owned       Beneficially Owned       Beneficially Owned       Beneficially Owned
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Susan L. Ciciora Trust
1029 West Third Avenue             2,596,016                  16.5%                  1,915,835                  5.1%
Suite 510
Anchorage, AK  99501
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------


Certain information regarding the incumbent members of the board of directors of the Funds and the beneficial ownership of each Fund's directors, management and 5% stockholders is contained in the Funds' respective proxy statements. The information contained in each Fund's public filings indicates that, as of the Record Date, the Funds' respective directors and officers together owned less than 1% of the total outstanding voting securities of each Fund. The Trust takes no responsibility for the accuracy or completeness of information contained in the Funds' respective public filings

                                THE SOLICITATION

The Trust has engaged Morrow & Co., LLC as its proxy solicitation agent for both SRQ and SRO. Proxies will be solicited by mail and, if necessary to obtain the requisite stockholder representation, by telephone, personal interview or by other means. Certain officers, directors or employees of entities related to the Trust or the Trust's proxy solicitation agent, Morrow & Co., LLC, may solicit proxies.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying GREEN proxy card(s) to the beneficial owner of shares of Common Stock and/or Preferred Stock for whom they hold of record and the Trust will reimburse them for their reasonable out-of-pocket expenses.

The expenses related to this proxy solicitation will be borne by the Trust. The Trust estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $______ for SRQ and $______ for SRO. Expenses to date have been approximately $______. The Trust will not seek reimbursement of its proxy related expenses from the Funds.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact Morrow & Co., LLC at the address or phone numbers listed below.



                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400



Dated: ________________, 2009

     EXHIBIT 1

                  ALL SECURITIES OF THE FUNDS PURCHASED OR SOLD
                     WITHIN THE PAST TWO YEARS BY THE TRUST

     DWS RREEF Real Estate Income Fund, Inc. ("SRQ")

     Except as disclosed in this Proxy Statement, the Trust has no interest, whether direct or indirect, by security holdings or otherwise, in the Funds. The following table sets forth certain information with respect to direct purchases and dispositions of shares of Common Stock of SRQ by the Trust.


------------- ---------- ------------
    Date        Shares     Purchase
                           Price
------------- ---------- ------------
    12/31/08      5,000        $1.90
    12/31/08     10,000        $1.91
    12/31/08     11,107        $1.92
    1/2/2009      8,500        $2.11
    1/2/2009     21,000        $2.12
    1/5/2009        100        $2.06
    1/5/2009      8,405        $2.17
    1/5/2009      5,000        $2.25
    1/5/2009      5,000        $2.23
    1/5/2009      5,000        $2.22
    1/5/2009      5,000        $2.21
    1/5/2009     10,000        $2.20
    1/6/2009      5,000        $2.27
    1/7/2009     10,000        $2.29
    1/7/2009     10,000        $2.36
    1/7/2009     20,000        $2.37
    1/7/2009     35,000        $2.34
    1/7/2009      3,000        $2.31
    1/7/2009      2,200        $2.25
    1/8/2009      5,200        $2.24
    1/8/2009      8,257        $2.20
    1/8/2009      5,200        $2.21
    1/8/2009        500        $2.22
    1/9/2009      5,000        $2.23
    1/9/2009     45,000        $2.24
    1/9/2009     16,100        $2.25
    1/9/2009      9,700        $2.26
    1/9/2009     30,103        $2.29
    1/9/2009         97        $2.28
   1/12/2009     63,200        $2.18
   1/12/2009     37,700        $2.17
   1/12/2009     10,000        $2.16
   1/12/2009      3,485        $2.15
   1/13/2009        100        $2.13
   1/13/2009      5,600        $2.18
   1/13/2009     12,600        $2.19
   1/13/2009      5,200        $2.20
   1/13/2009         62        $2.17
   1/14/2009      3,000        $2.15
   1/14/2009      1,000        $2.14
   1/14/2009      5,000        $2.12
   1/14/2009      6,100        $2.08
   1/14/2009     14,200        $2.07
   1/14/2009     14,100        $2.09
   1/15/2009     24,200        $2.00
   1/15/2009      8,000        $1.98
   1/15/2009     19,462        $1.90
   1/15/2009      3,000        $1.92
   1/15/2009      3,400        $1.95
   1/15/2009      3,000        $2.03
   1/15/2009      1,800        $1.96
   1/15/2009        100        $2.01
   1/16/2009        300        $1.97
   1/16/2009      8,300        $2.09
   1/16/2009      6,400        $2.08
   1/16/2009      7,000        $2.07
   1/16/2009      1,000        $2.15
   1/16/2009        300        $2.06
   1/16/2009      5,100        $2.17
   1/16/2009      1,825        $2.13
   1/16/2009      2,000        $2.19
   1/16/2009        300        $1.99
   1/16/2009        400        $2.14
   1/16/2009      2,200        $2.03
   1/20/2009     22,000        $2.08
   1/20/2009     11,400        $2.09
   1/20/2009      2,000        $2.13
   1/20/2009      6,000        $2.12
   1/20/2009     14,500        $2.11
   1/20/2009      2,600        $2.10
   1/20/2009     40,000        $2.05
   1/21/2009        200        $1.99
   1/21/2009      2,000        $2.03
   1/21/2009      7,000        $2.05
   1/21/2009     18,200        $2.06
   1/21/2009      2,500        $2.07
   1/21/2009        100        $2.12
   1/21/2009      2,500        $2.14
   1/22/2009     33,300        $2.12
   1/22/2009      5,900        $2.13
   1/22/2009      5,700        $2.11
   1/22/2009        100        $2.16
   1/22/2009        100        $2.18
   1/22/2009      1,600        $2.19
   1/22/2009      5,000        $2.17
   1/22/2009        400        $2.14
   1/23/2009      2,100        $2.02
   1/23/2009      3,400        $2.10
   1/23/2009      2,242        $2.07
   1/23/2009      2,800        $2.09
   1/23/2009        254        $2.12
   1/23/2009      7,300        $2.14
   1/26/2009        100        $2.16
   1/26/2009        800        $2.18
   1/26/2009      2,500        $2.19
   1/26/2009     10,000        $2.14
   1/26/2009     11,400        $2.13
   1/26/2009      1,000        $2.11
   1/26/2009      3,300        $2.12
   1/26/2009        350        $2.09
   1/27/2009      1,300        $2.20
   1/27/2009      3,700        $2.16
   1/27/2009     13,600        $2.19
   1/27/2009      2,500        $2.22
   1/27/2009        100        $2.17
   1/27/2009        843        $2.15
   1/28/2009      8,015        $2.26
   1/28/2009     19,071        $2.27
   1/28/2009      5,000        $2.17
   1/28/2009      1,800        $2.21
   1/28/2009        200        $2.22
   1/28/2009      3,900        $2.25
   1/28/2009      2,000        $2.29
   1/28/2009      1,000        $2.28
   1/28/2009      9,980        $2.30
   1/28/2009      1,900        $2.23
   1/28/2009        100        $2.24
   1/29/2009      3,490        $2.29
   1/29/2009      4,000        $2.31
   1/29/2009     17,500        $2.33
   1/29/2009      1,300        $2.32
   1/29/2009      5,000        $2.30
   1/29/2009      5,000        $2.27
   1/29/2009      5,000        $2.26
   1/30/2009      6,400        $2.20
   1/30/2009      2,000        $2.23
   1/30/2009      5,000        $2.22
   1/30/2009      5,000        $2.21
   1/30/2009      5,000        $2.19
   1/30/2009     12,001        $2.18
    2/2/2009      6,238        $2.05
    2/2/2009      7,596        $2.09
    2/2/2009      5,572        $2.11
    2/2/2009      3,300        $2.12
    2/2/2009      8,500        $2.10
    2/2/2009      2,500        $2.14
    2/2/2009      1,700        $2.06
    2/3/2009        114        $2.09
    2/3/2009     20,286        $2.12
    2/3/2009      2,700        $2.14
    2/3/2009      3,000        $2.13
    2/4/2009      3,200        $2.17
    2/4/2009      5,000        $2.16
    2/4/2009     12,000        $2.14
    2/4/2009     10,718        $2.13
    2/4/2009      4,722        $2.12
    2/5/2009     10,000        $2.06
    2/5/2009      3,000        $2.00
    2/5/2009      2,200        $2.09
    2/5/2009      1,200        $2.08
    2/5/2009     26,000        $2.07
    2/5/2009      7,197        $2.05
    2/5/2009      5,300        $1.97
    2/5/2009        100        $2.03
    2/9/2009      2,500        $2.17
    2/9/2009     30,000        $2.16
    2/9/2009      1,009        $2.15
   2/10/2009     12,100        $2.13
   2/10/2009     10,000        $2.12
    02/10/09     10,000        $2.11
    02/10/09     20,000        $2.10
    02/10/09      6,929        $2.09
    02/12/09      2,617        $1.89
    02/13/09     20,000        $1.88
    02/13/09      4,734        $1.87
    02/17/09      6,800        $1.67
    02/17/09      4,600        $1.69
    02/17/09      1,600        $1.70
    02/17/09     20,000        $1.71
    02/17/09      6,000        $1.68
    02/18/09      5,000        $1.64
    02/18/09      3,000        $1.60
    02/18/09      5,000        $1.58
    02/18/09     10,000        $1.57
    02/18/09        600        $1.55
    02/18/09      2,450        $1.56
    02/19/09      5,000        $1.60
    02/19/09      9,000        $1.59
    02/19/09     10,000        $1.58
    02/20/09      8,000        $1.46
    02/20/09      5,000        $1.50
    02/20/09        300        $1.45
    02/20/09      4,176        $1.39
    02/20/09      1,211        $1.49
    02/23/09     19,300        $1.44
    02/23/09      9,636        $1.45
    02/23/09     16,600        $1.43
    02/24/09      7,000        $1.35
    02/24/09      6,000        $1.36
    02/24/09      2,400        $1.40
    02/24/09      3,000        $1.39
    02/24/09        100        $1.44
    02/24/09      3,100        $1.33
    02/24/09      6,000        $1.47
    02/24/09      1,550        $1.34
    02/24/09      2,000        $1.46
    02/24/09      2,800        $1.41
    02/25/09      8,000        $1.44
    02/25/09      5,000        $1.55
    02/25/09        992        $1.46
    02/25/09        300        $1.41
    02/25/09      5,000        $1.53
    02/26/09     13,300        $1.59
    02/26/09      5,674        $1.61
    02/26/09     10,842        $1.60
    02/26/09      5,200        $1.58
    02/26/09      5,000        $1.57
    02/26/09      5,000        $1.56
    02/26/09      5,000        $1.55
    02/26/09      3,100        $1.54
    02/26/09        700        $1.52
    02/27/09        333        $1.46
    02/27/09      3,000        $1.50
    02/27/09      4,667        $1.49
    02/27/09      5,000        $1.47
    03/02/09      6,000        $1.38
    03/02/09     15,300        $1.36
    03/02/09      5,000        $1.35
    03/02/09      2,000        $1.30
    03/02/09      1,020        $1.27
    03/03/09     15,000        $1.25
    03/03/09     14,000        $1.26
    03/03/09      7,000        $1.24
    03/03/09      4,300        $1.23
    03/04/09      6,399        $1.23
    03/04/09        241        $1.21
    03/04/09      4,000        $1.25
    03/04/09      5,000        $1.24
    03/05/09      5,000        $1.15
    03/06/09     14,700        $0.95
    03/06/09     20,800        $0.92
    03/06/09      7,000        $0.93
    03/06/09      5,000        $0.91
    03/06/09      5,000        $0.94
    03/09/09      5,000        $0.92
    03/09/09      5,000        $0.94
    03/09/09      8,000        $0.95
    03/09/09      8,000        $0.96
    03/10/09      4,298        $1.09
    03/11/09      5,500        $1.14
    03/11/09     10,000        $1.21
    03/11/09      1,800        $1.20
    03/11/09     10,100        $1.22
    03/11/09      5,000        $1.24
    03/11/09      3,100        $1.23
    03/11/09      7,500        $1.25
    03/11/09     20,600        $1.26
    03/12/09      2,000        $1.32
    03/12/09     10,000        $1.33
    03/12/09     10,000        $1.34
    03/12/09        200        $1.30
    03/12/09        300        $1.19
    03/13/09      2,555        $1.31
    03/13/09      4,857        $1.32
    03/16/09      5,100        $1.29
    03/16/09     10,000        $1.28
    03/16/09        940        $1.31
    03/16/09      5,000        $1.27
    03/17/09      5,000        $1.27
    03/17/09      5,000        $1.24
    03/17/09      7,700        $1.23
    03/17/09     10,000        $1.31
    03/17/09      5,500        $1.30
    03/18/09        900        $1.35
    03/19/09     41,400        $1.63
    03/19/09     14,300        $1.62
    03/19/09     18,600        $1.64
    03/19/09     15,091        $1.61
    03/19/09     14,400        $1.65
    03/19/09      6,609        $1.60
    03/20/09      9,100        $1.52
    03/20/09      2,900        $1.53
    03/20/09     19,900        $1.57
    03/20/09     99,000        $1.56
    03/20/09      5,000        $1.55
    03/23/09     25,050        $1.54
    03/23/09     10,000        $1.50
    03/23/09      5,000        $1.52
    03/23/09         50        $1.53
    03/23/09     42,000        $1.55
    03/23/09      3,000        $1.56
    03/23/09     14,982        $1.57
    03/24/09        200        $1.60
    04/02/09    416,112        $1.74


     The total amount of funds required by the Trust to purchase the Shares as reported above was $4,732,770.57. Such funds were provided by the Trust's cash on hand. Cash requirements for future purchases of the Shares may come from cash on hand and/or inter-trust advances made through a Revolving Credit Loan Agreement as previously described in the Trust's Schedule 13D, as amended, filed, with the SEC on February 5, 2009 and amended on April 3, 2009.

     DWS RREEF Real Estate Income Fund II, Inc. ("SRO")

     Except as disclosed in this Proxy Statement, the Trust has no interest, whether direct or indirect, by security holdings or otherwise, in the Funds. The following table sets forth certain information with respect to direct purchases and dispositions of shares of Common Stock of SRO by the Trust.


------------- ---------- ------------
                           Purchase
    Date        Shares     Price
------------- ---------- ------------
12/31/08      7,112      $0.63
12/31/08      27,000     $0.65
12/31/08      21,763     $0.64
1/2/2009      9,171      $0.67
1/2/2009      22,530     $0.71
1/2/2009      64,500     $0.72
1/2/2009      40,000     $0.73
1/2/2009      42,000     $0.74
1/2/2009      10,000     $0.75
1/5/2009      22,000     $0.75
1/5/2009      52,000     $0.81
1/5/2009      115,336    $0.82
1/5/2009      18,800     $0.80
1/6/2009      70,000     $0.86
1/6/2009      5,000      $0.83
1/7/2009      33,000     $0.90
1/7/2009      123,700    $0.89
1/7/2009      93,400     $0.88
1/7/2009      2,684      $0.87
1/8/2009      33,700     $0.82
1/8/2009      28,169     $0.84
1/8/2009      2,200      $0.81
1/8/2009      600        $0.83
1/9/2009      20,000     $0.82
1/9/2009      10,000     $0.81
1/9/2009      20,000     $0.83
1/9/2009      21,700     $0.84
1/9/2009      25,000     $0.85
1/9/2009      4,853      $0.80
1/12/2009     10,000     $0.83
1/12/2009     46,400     $0.82
1/12/2009     56,900     $0.81
1/12/2009     75,300     $0.80
1/12/2009     5,050      $0.79
1/13/2009     78,860     $0.80
1/13/2009     29,200     $0.79
1/13/2009     3,031      $0.78
1/14/2009     14,800     $0.78
1/14/2009     60,000     $0.77
1/14/2009     1,995      $0.76
1/15/2009     20,000     $0.68
1/15/2009     10,000     $0.72
1/15/2009     5,000      $0.73
1/16/2009     5,000      $0.76
1/16/2009     51,700     $0.74
1/16/2009     22,066     $0.73
1/20/2009     80,000     $0.76
1/20/2009     105,000    $0.75
1/20/2009     50,000     $0.74
1/21/2009     5,000      $0.68
1/21/2009     10,000     $0.71
1/21/2009     500        $0.69
1/22/2009     28,796     $0.75
1/22/2009     12,973     $0.74
1/22/2009     48,200     $0.76
1/22/2009     10,336     $0.77
1/22/2009     10,000     $0.78
1/22/2009     1,900      $0.73
1/23/2009     13,148     $0.75
1/23/2009     9,700      $0.76
1/23/2009     11,862     $0.77
1/23/2009     5,700      $0.71
1/23/2009     900        $0.74
1/26/2009     20,000     $0.78
1/26/2009     10,000     $0.76
1/26/2009     10,000     $0.77
1/27/2009     100        $0.74
2/25/2009     25,100     $0.40
2/25/2009     5,000      $0.39


     The total amount of funds required by the Trust to purchase the Shares as reported above was $1,502,514.05. Such funds were provided by the Trust's cash on hand. Cash requirements for future purchases of the Shares may come from cash on hand and/or inter-trust advances made through a Revolving Credit Loan Agreement as previously described in the Trust's Schedule 13D filed with the SEC on March 9, 2009.

  If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact
         Morrow & Co., LLC at the address or phone numbers listed below.


                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400

                                   PROXY CARD

       THIS PROXY IS SOLICITED IN SUPPORT OF THE SUSAN L. CICIORA TRUST'S
                 PROPOSALS FOR DWS RREEF REAL ESTATE FUND, INC.

Proxy for the __________, 2009 Annual Meeting of Stockholders of DWS RREEF Real Estate Fund, Inc.

The undersigned holder of shares of voting securities of DWS RREEF Real Estate Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Esq., Joel L. Terwilliger, Esq., and Thomas R. Stephens, Esq., or any of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at _____________, _______, 2009 at ___________, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Trust's Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate boxes below. This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder.

Please refer to the Proxy Statement for more details.

The Trust recommends stockholders vote FOR all the Proposals below.

1.   A proposal to terminate the  Investment  Management  Agreement  between the
     Fund and Deutsche Asset Management, Inc.                                        FOR            AGAINST          ABSTAIN

                                                                                     /---/          /---/            /---/

2.   A proposal to terminate the Investment  Advisory Agreement between Deutsche
     Asset Management, Inc. and RREEF America, L.L.C.
                                                                                     FOR            AGAINST          ABSTAIN

                                                                                     /---/          /---/            /---/
3.   Election of Trust Nominees as board members for Class III directorships of
     the Fund, namely Susan L. Ciciora,  Richard I. Barr,                            FOR ALL TRUST  WITHHOLD         ABSTAIN
     and Joel W. Looney  (each a "Trust  Nominee"  and  collectively,  the           NOMINEES       AUTHORITY TO
     "Trust Nominees").                                                                           VOTE FOR ALL
                                                                                     /___/          TRUST NOMINEES   /___/

To withhold authority to vote for any individual Trust Nominee(s), write the
name(s) of the Trust Nominee(s) on the line below:                                                  /___/

----------------------------------------------------------

4.   A proposal  recommending that the Board change the name of the Fund so that it does not include "DWS" or reference to the DWS family of funds.
                                                                                     FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
5.   A proposal recommending that the Board amend the Fund's Charter
     vesting  in the  stockholders  the power to amend or adopt the Bylaws           FOR            AGAINST          ABSTAIN
     by the  affirmative  vote of a majority  of all votes  entitled to be
     cast on the matter.                                                             /___/          /___/            /___/

6.   A proposal recommending that the Board amend the Fund's Charter to
     set the number of members of the Board to five.                                 FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
7.   A proposal recommending that the Board amend the Fund's Charter to
     de-classify  the  Board  and  provide  for  the  annual  election  of           FOR            AGAINST          ABSTAIN
     directors.
                                                                                     /___/          /___/            /___/
8.   A proposal recommending that the Board amend the Fund's Charter to
     provide that the Secretary of the Fund shall call a special meeting             FOR            AGAINST          ABSTAIN
     of stockholders on the written request of stockholders
     entitled to cast at least 25% of all votes entitled to be cast at the
     meeting.                                                                        /___/          /___/            /___/

9.   A proposal recommending that the Board amend the Bylaws to reduce
     the number of directors and declassify the Board.                               FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
10.  A proposal recommending that the Board amend the Bylaws such that
     authority to amend the Bylaws is not vested solely in the Board.                FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
11.  A proposal recommending that the Board resolve to negate its
     opt-in election to be subject to Maryland Control Share Acquisition             FOR            AGAINST          ABSTAIN
     Act so that the Fund will no longer be subject to said
     Act.
                                                                                     /___/          /___/            /___/
12.  A proposal recommending that the Board resolve to terminate the
     rights agreements dated April 9, 2009, whereby future purchases of              FOR            AGAINST          ABSTAIN
     the Fund's shares by the Trust will trigger a dilutive
     rights dividend specifically targeted to dilute only the Trust.                 /___/          /___/            /___/

13.  A proposal recommending that the Board resolve to negate the
     applicability of the Maryland Unsolicited Takeover Act ("MUTA").                FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/

The Trust recommends that the stockholders vote FOR the election of all Trust Nominees and for all Proposals.

IMPORTANT:
Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



  DATE:    _____________________              ________________________________
                                                          Signature(s)

                                              --------------------------------
                                                    Title (if applicable)


         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                   PROXY CARD

       THIS PROXY IS SOLICITED IN SUPPORT OF THE SUSAN L. CICIORA TRUST'S
                PROPOSALS FOR DWS RREEF REAL ESTATE FUND II, INC.

Proxy for the __________, 2009 Annual Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc.

The undersigned holder of shares of voting securities of DWS RREEF Real Estate Fund II, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Esq., Joel L. Terwilliger, Esq., and Thomas R. Stephens, Esq., or any of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at ______________, _______, 2009 at TIME, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Trust's Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate boxes below. This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder.

Please refer to the Proxy Statement for more details.

The Trust recommends stockholders vote FOR all the Proposals below.

1.   A proposal to terminate the Investment  Management Agreement between
     the Fund and Deutsche Asset Management, Inc.                                    FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/

2.   A proposal to terminate the Investment Advisory Agreement between
     Deutsche Asset Management, Inc. and RREEF America, L.L.C..                      FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
3.   Election of Trust Nominees as board members for Class III
     directorships of the Fund, namely Susan L. Ciciora,  Richard I. Barr,           FOR ALL TRUST  WITHHOLD         ABSTAIN
     and Joel W. Looney  (each a "Trust  Nominee"  and  collectively,  the           NOMINEES       AUTHORITY TO
     "Trust Nominees").                                                              /___/          VOTE FOR ALL     /___/
                                                                                                    TRUST NOMINEES

To withhold  authority to vote for any individual  Trust  Nominee(s),  write the
name(s) of the Trust Nominee(s) on the line below:                                                  /___/

-----------------------------------------------------------
4.   A proposal recommending that the Board change the name of the Fund
     so that it does not include  "DWS" or  reference  to the DWS family of           FOR            AGAINST          ABSTAIN
     funds.
                                                                                      /___/          /___/            /___/
5.   A proposal recommending that the Board amend the Fund's Charter
     vesting in the stockholders the power to amend or adopt the Bylaws by            FOR            AGAINST          ABSTAIN
     the affirmative vote of a majority of all votes entitled
     to be cast on the matter.                                                        /___/          /___/            /___/

6.   A proposal recommending that the Board amend the Fund's Charter to
     set the number of members of the Board to five.                                  FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
7.   A proposal recommending that the Board amend the Fund's Charter to
     de-classify   the  Board  and  provide  for  the  annual  election  of           FOR            AGAINST          ABSTAIN
     directors.
                                                                                      /___/          /___/            /___/
8.   A proposal recommending that the Board amend the Fund's Charter to
     provide that the Secretary of the Fund shall call a special meeting              FOR            AGAINST          ABSTAIN
     of stockholders on the written request of stockholders
     entitled to cast at least 25% of all votes entitled to be cast at the
     meeting.                                                                         /___/          /___/            /___/

9.   A proposal recommending that the Board amend Article 3.2 of the
     Bylaws to reduce the number of directors and declassify the Board.               FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
10.  A proposal recommending that the Board amend the Bylaws such that
     authority to amend the Bylaws is not vested solely in the Board                  FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
11.  A proposal recommending that the Board resolve to negate its opt-in
     election to be subject to the Maryland Control Share Acquisition Act             FOR            AGAINST          ABSTAIN
     so that the Fund will no longer be subject to said Act.
                                                                                      /___/          /___/            /___/
12.  A proposal recommending that Board resolve to terminate the rights
     agreements  dated  April 9,  2009,  whereby  future  purchases  of the           FOR            AGAINST          ABSTAIN
     Fund's  shares by the Trust will  trigger a dilutive  rights  dividend
     specifically targeted to dilute only the Trust                                   /___/          /___/            /___/

13.  A proposal recommending that the Board resolve to negate the
     applicability of the Maryland Unsolicited Takeovers Act ("MUTA").                FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/

The Trust recommends that the stockholders vote FOR the election of all Trust Nominees and for all Proposals.

IMPORTANT:
Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



 DATE:    _____________________              ________________________________
                                                         Signature(s)

                                             --------------------------------
                                                   Title (if applicable)


         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE



* BIA and SIA assumed management of DNY in October, 2007.